Exhibit 4(b)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (file No. 333-65904) and Forms F-3/A (file No, 333-114504 and file No. 333-130632) of ViryaNet Ltd. pertaining of our report dated February 11, 2007, with respect to the 2006 financial statements of ViryaNet (Pty) Ltd (a wholly-owned subsidiary of ViryaNet Ltd.), to be included in the Annual Report (Form 20-F) of ViryaNet Ltd. for the year ended December 31, 2006.

Melbourne, Australia August 27, 2007	NEXIA ASR ABN 16 847 721 257